EXHIBIT 2

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 9, 2003 between AUTONOMY CORPORATION PLC, a corporation formed under the laws of England and Wales (“Parent”), and the undersigned stockholder (“Stockholder”) of Virage, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of July 9, 2003 by and among Parent, Violet Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company (such agreement as it may be amended is hereinafter referred to as the “Merger Agreement”), Parent has agreed to acquire the outstanding securities of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which outstanding shares of capital stock of the Company will be converted into the right to receive the Merger Consideration (the “Transaction”);

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

WHEREAS, Stockholder is or may become the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of capital stock of the Company (the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Retain Shares.

1.1 Transfer and Encumbrance. Except as expressly provided herein, prior to the Expiration Date (as defined below), Stockholder shall not: (a) volitionally transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, (“Transfer”), any or all of the Shares or any right or interest therein; provided, however, such restrictions shall not be applicable to (i) a gift of the Shares made to the Stockholder’s spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Stockholder or the Stockholder’s spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Shares effected pursuant to the Stockholder’s will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby. As used herein, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time or (b) termination of the Merger Agreement in accordance with the terms thereof.

1.2 New Shares. New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. “New Shares” means:

(a) any shares of capital stock or voting securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Company Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of the Company that Stockholder becomes the beneficial owner of as a result of any change in Company Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting Company Common Stock.

2. Agreement to Vote Shares and Take Certain Other Action.

2.1 Prior to the Expiration Date, at every meeting of the stockholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, Stockholder shall vote or give written consent, or, using Stockholder’s best efforts, and to the full extent legally permitted, cause the holder of record to vote or give written consent with respect to the Shares and any New Shares:

(a) in favor of adoption of the Merger Agreement;

(b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

(c) against any Takeover Proposal (as defined below) from any party other than Parent or an affiliate of Parent as contemplated by the Merger Agreement;

(d) against any amendment of the Company’s Certificate of Incorporation or By-laws that is not requested or expressly approved by Parent; and

(e) against any dissolution, liquidation or winding up of the Company.

For purposes of this Agreement, the term “Takeover Proposal” means any inquiry, proposal or offer from any Person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) ten percent (10%) or more of the assets, properties or business of the Company or its Subsidiaries, or (ii) five percent (5%) or more of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

2.2 Prior to the Expiration Date, Stockholder shall not, and shall not authorize or permit any investment banker, attorney, accountant or other advisor or representative of Stockholder to, directly or indirectly:

(a) solicit, initiate or knowingly encourage, or take any action to facilitate, any Takeover Proposal or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal; or

(b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or otherwise cooperate in any way with any Takeover Proposal;

2.3 Prior to the Expiration Date, Stockholder, as the holder of voting stock of the Company, shall be present, in person or by proxy, or, using Stockholder’s best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of the Company at which any matter referred to in Section 2.1 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

2.4 Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders’ vote with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For purposes of this Agreement, the term “Opposing Proposal” means any of the actions or proposals described in clauses (b) through (e) of Section 2.1, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger.

2.5 Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. Stockholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by applicable law.

2.6 Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 in connection with the Merger.

2.7 Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (a) acting in Stockholder’s capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company or (b) voting in Stockholder’s sole discretion on any matter other than those matters referred to in Section 2.1.

3. Irrevocable Proxy. Stockholder has delivered to Parent a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), such Proxy covering the issued and outstanding Shares and all issued and outstanding New Shares in respect of which Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of the Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Shares on the matters referred to in Section 2.1 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2.1 until after the Expiration Date.

4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

(a) (i) Stockholder is the beneficial owner of the Shares; (ii) the Shares set forth on the signature page hereto constitute Stockholder’s entire interest in the outstanding capital stock and voting securities of the Company; (iii) the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Shares or other encumbrances; and (iv) Stockholder’s principal residence or place of business is accurately set forth on the signature page hereto.

(b) In the event that Stockholder is a corporation, partnership, limited liability company or other entity, Stockholder is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and Stockholder has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement. Stockholder has full power and legal capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

(c) Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

5. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have provided, however, that Stockholder shall not be required by this Section 5 to give any consent or waiver in Stockholder’s capacity as a director or officer of the Company.

6. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

7. Miscellaneous.

7.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.2 Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

7.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

7.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to Stockholder, at the address set forth below Stockholder’s signature at the end hereof.

(b) if to Parent, to:

Autonomy Corporation plc

Cambridge Business Park

Cowley Road

Cambridge

CB4 OWZ

United Kingdom

Facsimile: +44 (0) 1223 448 001

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

Two Palo Alto Square

3000 El Camino Real, Suite 900

Palo Alto, California 94306

Facsimile: (650) 843-4001

Attention: Thomas W. Kellerman, Esq.

or to such other address as any party hereto may designate for itself by notice given as herein provided.

7.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

7.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Proxy (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Proxy and (ii) are not intended to confer upon any Person other than the parties any rights or remedies.

7.8 Counterpart. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

7.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

AUTONOMY CORPORATION PLC	STOCKHOLDER

By:
(Signature)
Its:

(Signature of Spouse)

(Print Name of Stockholder)

(Print Street Address)

(Print City, State and Zip)

(Print Telephone Number)

(Print Facsimile Number)

(Social Security or Tax I.D. Number)

Shares owned on the date hereof:

                 shares of Company Common Stock

                 shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

State of Residence (if different than as set forth in address above):

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

VIRAGE, INC.

The undersigned stockholder of Virage, Inc., a Delaware corporation (“the Company”), hereby irrevocably appoints the members of the Board of Directors of Autonomy Corporation plc, a corporation formed under the laws of England and Wales (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of the Company that now are owned of record by the undersigned, (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Parent, Violet Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting:

(a)	in favor of adoption of the Merger Agreement;

(b)	against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

(c)	against any Takeover Proposal (as defined below) from any party other than Parent or an affiliate of Parent as contemplated by the Merger Agreement;

Exhibit A-1

(d)	against any amendment of the Company’s Certificate of Incorporation or By-laws that is not requested or expressly approved by Parent; and
(e)	against any dissolution, liquidation or winding up of the Company.

For purposes of this Irrevocable Proxy, the term “Takeover Proposal” means any inquiry, proposal or offer from any Person (as defined in the Merger Agreement) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) ten percent (10%) or more of the assets, properties or business of the Company or its Subsidiaries (as defined in the Merger Agreement), or (ii) five percent (5%) or more of the outstanding shares of Company Common Stock (as defined in the Merger Agreement) or capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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Exhibit A-2

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: July         , 2003

(Signature of Stockholder)

(Print Name of Stockholder)

shares of Company Common Stock owned on the date hereof:

shares of Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

(Signature Page to Irrevocable Proxy)